Dated	2018

PROFESSIONAL DIVERSITY NETWORK INC

and

GNET TECH HOLDINGS PUBLIC LIMITED COMPANY

REVOLVING FACILITY AGREEMENT

Table Of Contents

1.	Definitions and Interpretation	1
2.	The Facility	5
3.	Purpose	6
4.	Drawing	6
5.	Interest	6
6.	Repayment	8
7.	Costs	9
8.	Payments	9
9.	Representations and warranties	11
10.	Covenants	12
11.	Events of Default	14
12.	Set-off	16
13.	Calculations, accounts and certificates	16
14.	Amendments, Waivers and Consents and Remedies	16
15.	Severance	17
16.	Assignment and transfer	17
17.	Counterparts	17
18.	Third party rights	17
19.	Notices	18
20.	Governing law and jurisdiction	19
Schedule 1		20

1

THIS AGREEMENT IS MADE ON THE 16th DAY OF NOVEMBER 2018

Between

(1)	PROFESSIONAL DIVERSITY NETWORK, INC. incorporated and registered in the state of DELAWARE with company number 5102968 whose office is at 801 W. Adams St., #600, Chicago, Illinois, 60607, United States (the Borrower); and

(2)	GNET TECH HOLDINGS PUBLIC LIMITED COMPANY incorporated and registered in England and Wales with company number 10751169 whose registered office is at 33 St. James’s Square, London, England, SW1Y 4JS (the Lender).

Recitals

(A)	The Lender is controlled by the Borrower’s majority shareholder, Mr Yongxiong Zheng. The Lender is willing to provide the Borrower with sufficient working capital to support its business.

(B)	The Lender has agreed to provide the Borrower with a revolving loan facility of £1,500,000.

It is hereby agreed

1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply in this agreement.

Affiliate:	in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company.

Availability Period:	the period from and including the date of this agreement to and including May 31, 2020 (or any other date which may be agreed in writing between the parties).

Borrowed Money:	any Indebtedness of the Borrower for or in respect of:

(a)	borrowing or raising money (with or without security), including any premium and any capitalised interest on that money;

(b)	any bond, note, loan stock, debenture, commercial paper or similar instrument;

(c)	any acceptances under any acceptance credit facility (or dematerialised equivalent) or any note purchase or documentary credit facilities;

(d)	monies raised by selling, assigning or discounting receivables or other financial assets on terms that recourse may be had to the Borrower if those receivables or financial assets are not paid when due;

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(e)	any deferred payment for assets or services acquired, other than trade credit that is given in the ordinary course of trading and which does not involve any deferred payment of any amount for more than 60 days;

(f)	any rental or hire charges under finance leases (whether for land, machinery, equipment or otherwise);

(g)	any counter-indemnity obligation in respect of any guarantee, bond, indemnity, standby letter of credit or other instrument issued by a third party in connection with the Borrower’s performance of contracts;

(h)	any other transaction that has the commercial effect of borrowing (including any forward sale or purchase agreement and any liabilities which are not shown as borrowed money on the Borrower’s balance sheet because they are contingent, conditional or otherwise);

(i)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and when calculating the value of any derivative transaction, only the mark to market value shall be taken into account); and

(j)	any guarantee, counter-indemnity or other assurances against financial loss that the Borrower has given for any of the items referred to in paragraphs (a) to (i) of this definition incurred by any person.

When calculating Borrowed Money, no liability shall be taken into account more than once.

Business Day:	A day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Change of Control:

A situation where:

(a) any person, or group of connected persons not having control (as defined in sections 450 and 451 of the Corporation Tax Act 2010) of the Borrower on the date of this agreement acquires control of the Borrower; or

(b) any shareholder of the Borrower who owns more than 75% of the issued share capital of the Borrower on the date of this agreement transfers (whether by a single transfer or a series of transfers at different times) shares constituting, in aggregate, 50% or more in nominal value of the Borrower’s issued share capital without the Lender’s prior written consent.

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Drawdown Date:	the date on which a Loan is made, or is to be made.

Drawdown Request:	a drawdown request, substantially in the form set out in Schedule 1.

Event of Default:	any event or circumstance listed in clause 11.1 to clause 11.15.

Facility:	the revolving loan facility made available under this agreement.

Indebtedness:	any obligation to pay or repay money, present or future, whether actual or contingent, sole or joint and any guarantee or indemnity of any of those obligations.

Interest Payment Date:	the last day of an Interest Period.

Interest Period:	for any Loan, the period determined in accordance with Clause 5.

Loan:	the principal amount of the loan made or to be made by the Lender to the Borrower under this agreement or (as the context requires) the principal amount outstanding for the time being of that loan.

LIBOR:	in respect of any Loan or Unpaid Amount and any Interest Period, the rate certified by the Lender as the rate at which it could borrow funds in the London Interbank Market at or around 11.00 a.m. on the first day of that Interest Period if it were to do so by asking for and then accepting interbank offers for Sterling deposits of an amount comparable to that Loan or Unpaid Amount for a period equal to that Interest Period.

Margin:	4% per annum.

Potential Event of Default:	any event or circumstance specified in clause 11.1 to clause 11.15 that would, on the giving of notice, expiry of any grace period or making of any determination under this agreement, or satisfaction of any other condition (or any combination thereof), become an Event of Default.

Repayment Date:	May 31, 2020 (or any other date which may be agreed in writing between the parties).

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Sterling and £:	the lawful currency of the UK.

Total Facility Amount:	the maximum principal amount of the Facility referred to in clause 2.

1.2	Interpretation

In this agreement:

1.2.1	clause, Schedule and paragraph headings shall not affect the interpretation of this agreement;

1.2.2	a reference to a person shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality);

1.2.3	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

1.2.4	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;

1.2.5	a reference to a party shall include that party’s successors, permitted assigns and permitted transferees and this agreement shall be binding on, and enure to the benefit of, the parties to this agreement and their respective [personal representatives,] successors, permitted assigns and permitted transferees;

1.2.6	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

1.2.7	a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;

1.2.8	a reference to a time of day is to London time;

1.2.9	a reference to writing or written includes fax and email;

1.2.10	an obligation on a party not to do something includes an obligation not to allow that thing to be done;

1.2.11	a reference to this agreement (or any provision of it) or to any other agreement or document referred to in this agreement is a reference to this agreement, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this agreement) from time to time;

1.2.12	unless the context otherwise requires, a reference to a clause or Schedule is to a clause of, or Schedule to, this agreement and a reference to a paragraph is to a paragraph of the relevant Schedule;

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1.2.13	any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

1.2.14	a reference to a document in agreed form is to that document in the form agreed by the Lender and the Borrower and initialled by or on their behalf for identification;

1.2.15	a reference to an amendment includes a novation, re-enactment, supplement or variation (and amended shall be construed accordingly);

1.2.16	a reference to assets includes present and future properties, undertakings, revenues, rights and benefits of every description;

1.2.17	a reference to an authorisation includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;

1.2.18	a reference to a certified copy of a document means a copy certified to be a true, complete and up-to-date copy of the original document, in writing and signed by a director or the secretary of the party delivering the document;

1.2.19	a reference to continuing in relation to an Event of Default means an Event of Default that has not been [remedied or] waived;

1.2.20	a reference to determines or determined means, unless the contrary is indicated, a determination made at the discretion of the person making it;

1.2.21	a reference to a disposal of any asset, undertaking or business includes a sale, lease, licence, transfer, loan or other disposal by a person of that asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions); and

1.2.22	a reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

1.3	Schedule

The Schedule forms part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedule.

2.	The Facility

The Lender grants to the Borrower a Sterling revolving loan facility of a total principal amount not exceeding £1,500,000 on the terms, and subject to the conditions, of this agreement.

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3.	Purpose

3.1	The Borrower shall use all money borrowed under this agreement for the sole purpose of working capital.

3.2	The Lender is not obliged to monitor or verify how any amount advanced under this agreement is used.

4.	Drawing

4.1	The Borrower may utilise the Facility on any Business Day during the Availability Period. To do this, the Borrower shall give the Lender at least 14 Business Day’s prior notice of the date on which the Borrower wants to draw down the Loan specifying the amount of the proposed Loan, the Business Day on which it is to be made and the bank account to which payment is to be made. The amount of the Loan shall not exceed the Total Facility Amount.

4.2	Any notice given under clause 4.1 will be irrevocable.

5.	Interest

5.1	The rate of interest on each Loan for each Interest Period is the percentage rate per annum determined by the Lender to be the aggregate of:

5.1.1	the applicable Margin; and

5.1.2	LIBOR.

5.2	The Borrower shall pay accrued interest on each Loan on the last day of the Interest Period applicable to that Loan.

5.3	Subject to Clauses 5.4-5.6, the Borrower may select an Interest Period of one, three, or six months. A Loan has one Interest Period only.

5.4	The Borrower shall specify the Interest Period for each Loan in the Drawdown Request for that Loan. If the Interest Period for a Loan would otherwise end after the Repayment Date, then that Interest Period shall be shortened so as to end on the Repayment Date.

5.5	If the Borrower does not specify the duration of an Interest Period, the relevant Interest Period shall be one month, or such shorter period that complies with this Clause 5.

5.6	A notice given under Clause 5.4, specifying an Interest Period, is irrevocable.

5.7	An Interest Period for a Loan shall start on the Drawdown Date of that Loan.

5.8	If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall, instead, end on:

5.8.1	the next Business Day in that calendar month, if there is one; or

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5.8.2	the preceding Business Day, if there is not.

5.9	In relation to the funding of a Loan for any Interest Period, if the Lender determines, at or around 12:00 pm on the first day of any Interest Period, that either:

5.9.1	because of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not, or will not, exist for ascertaining LIBOR for that Interest Period; or

5.9.2	matching deposits are not likely to be available to it in the London Interbank Market in the ordinary course of business to fund that Loan for that Interest Period, then:

(a)	the proposed Loan shall be made only if the Lender is able to fund the Loan from sources reasonably available to it;

(b)	regardless of Clause 5.3, the Interest Period shall be one month, or a period that the parties agree (or a shorter period, under Clause 5.4); and

(c)	the rate of interest applicable to that Loan, during that Interest Period, shall be calculated according to Clause 5.1, but substituting for LIBOR the annual rate which is certified by the Lender (acting reasonably) as the cost to it of funding that Loan during that Interest Period from a source reasonably available to it.

5.10	The Borrower agrees to keep any rate notified to it by the Lender under Clause 5.1.1 or Clause 5.9.2 confidential and not disclose it to anyone without the consent of the Lender other than:

5.10.1	to an Affiliate (and any of its or its Affiliate’s officers, directors, employees, professional advisers and auditors), if the person to whom the information is give is informed that it:

(a)	is confidential; and

(b)	may be price-sensitive,

except that the Borrower does not need to inform the recipient of (a) and (b) above if the recipient is subject to professional obligations to maintain the confidentiality of the information;

5.10.2	to any governmental, banking, taxation or regulatory authority or similar body, or any other person to the extent that it is required to do so by any applicable law, regulation, court order or the rules of any relevant stock exchange, if the person to whom the information is given is informed that it:

(a)	is confidential; and

(b)	may be price-sensitive,

except that the Borrower does not need to inform the recipient of (a) and (b) above if it considers that it is not practicable to do so in the circumstances; and

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5.10.3	to any person to whom the information is required to be disclosed in connection with, and for the purpose of, any litigation, arbitration, administrative or other investigations, proceedings or disputes, if the person to whom the information is given is informed that it:

(a)	is confidential; and

(b)	may be price-sensitive,

except that the Borrower does not need to inform the recipient of (a) and (b) above if it considers that it is not practicable to do so in the circumstances.

6.	Repayment

6.1	The Borrower shall repay a Loan on the last day of its Interest Period.

6.2	The Borrower may prepay part or all of a Loan by notifying the Lender five Business Days in advance. The Borrower may only do this if:

6.2.1	the notice specifies the Loan or Loans to be prepaid and the amount of the prepayment which, if of part of a Loan, must reduce the amount of the Loan by a minimum amount of £100,000; and

6.2.2	the prepayment does not result in an Event of Default or Potential Event of Default.

6.3	The Lender may require the Borrower to prepay the Loans, if:

6.3.1	any judgment, order or direction of any court, tribunal or authority binding on the Lender,

makes it unlawful for the Lender to make any Loan, or allow any Loan to remain outstanding or fund or maintain the Facility, or allow the Facility to remain outstanding.

6.4	To require prepayment under Clause 6.3, the Lender shall give notice to the Borrower demanding prepayment and giving the date for that prepayment. The date for prepayment shall be:

6.4.1	the last day of the Interest Period for each relevant Loan to be prepaid; or

6.4.2	if earlier, the date the Lender certifies to be the last date for payment under any law, regulation, direction, request, requirement, judgment or order specified in Clause 6.3.

6.5	The Borrower shall prepay the Loans as set out in the notice, together with accrued interest on those Loans.

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6.6	The Lender’s obligations to make Loans shall terminate on it giving notice under Clause 6.4, and its obligation to make the Facility available shall be automatically cancelled on that date.

6.7	The Borrower shall promptly notify the Lender if:

6.7.1	there is a Change of Control, or

6.7.2	the Borrower becomes aware of circumstances that may result in a Change of Control.

6.8	If the Borrower notifies the Lender under Clause 6.7, the Lender shall not be obliged to fund a Loan and may, by not less than 14 days’ notice to the Borrower, cancel the Facility and declare all outstanding Loans, together with accrued interest immediately due and payable, whereupon the availability of the Facility will be cancelled and all outstanding Loans and amounts will become immediately due and payable.

6.9	Any prepayment or cancellation notice that the Borrower gives under this agreement shall be irrevocable. A prepayment notice shall oblige the Borrower to prepay the relevant Loan as set out in that notice.

6.10	Unless a contrary intention appears in this agreement, any part of the Facility that is prepaid or repaid may be reborrowed in accordance with this agreement.

6.11	No amount of the Facility cancelled under this agreement may be reinstated.

6.12	Any prepayment under this agreement shall be made together with accrued interest on the amount prepaid, without premium or penalty.

6.13	If the Borrower does not make a prepayment on the date for prepayment specified in this agreement, or gives a prepayment notice but fails to make the prepayment on the date specified in the prepayment notice, shall apply to the unpaid prepayment amount.

6.14	No repayment, prepayment or cancellation is permitted, except in accordance with the express terms of this agreement.

7.	Costs

7.1	The Borrower shall pay any stamp, documentary and other similar duties and taxes to which this agreement may be subject, or give rise and shall indemnify the Lender against any losses or liabilities that it may incur as a result of any delay or omission by the Borrower in paying any such duties or taxes.

8.	Payments

8.1	Unless a contrary intention appears in this agreement, the Lender shall pay each Loan to the Borrower in Sterling in immediately available cleared funds on the relevant Drawdown Date to, or for the account of, the Borrower as specified in the Drawdown Request.

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8.2	Subject to Clause 8.3 and unless a contrary intention appears in this agreement, the currency of account shall be Sterling and all payments that the Borrower makes under this agreement shall be made:

8.2.1	in full, without any deduction, set-off or counterclaim; and

8.2.2	in immediately available cleared funds on the due date to an account which the Lender may specify to the Borrower for the purpose.

8.3	The Borrower shall pay costs, expenses, Taxes and the like (and any interest payable on those amounts) in the currency in which they are incurred.

8.4	If any payment becomes due on a day that is not a Business Day, the due date of such payment will be extended to the next succeeding Business Day, or, if that Business Day falls in the following calendar month, such due date shall be the immediately preceding Business Day.

8.5	All payments made by the Borrower under this agreement shall be made in full, without set-off, counterclaim or condition, and free and clear of, and without any deduction or withholding, provided that, if the Borrower is required by law or regulation to make such deduction or withholding, it shall:

8.5.1	ensure that the deduction or withholding does not exceed the minimum amount legally required;

8.5.2	pay to the relevant taxation or other authorities, as appropriate, the full amount of the deduction or withholding;

8.5.3	furnish to the Lender, within the period for payment permitted by the relevant law, either:

(a)	an official receipt of the relevant taxation authorities concerned on payment to them of amounts so deducted or withheld; or

(b)	if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

8.5.4	pay to the Lender such additional amount as is necessary to ensure that the net full amount received by the Lender after the required deduction or withholding is equal to the amount that the Lender would have received had no such deduction or withholding been made.

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9.	Representations and warranties

The Borrower represents and warrants to the Lender on the date of this agreement:

9.1	It:

9.1.1	is a duly incorporated limited liability company validly existing under the laws of its jurisdiction of incorporation; and

9.1.2	has the power to own its assets and carry on its business as it is being conducted.

9.1.3	has the power to enter into, deliver and perform, and has taken all necessary action to authorise its entry into, delivery and performance of, this agreement and the transactions contemplated by it.

9.1.4	will have no limit on its powers will be exceeded as a result of the borrowing contemplated by this agreement.

9.2	The entry into and performance by it of, and the transactions contemplated by, this agreement, do not and will not contravene or conflict with:

9.2.1	its constitutional documents;

9.2.2	any agreement or instrument binding on it or its assets or constitute a default or termination event (however described) under any such agreement or instrument; or

9.2.3	any law or regulation or judicial or official order, applicable to it.

9.3	It has obtained all required or desirable authorisations to enable it to enter into, exercise its rights and comply with its obligations in this agreement and to make it admissible in evidence in its jurisdiction of incorporation. All such authorisations are in full force and effect.

9.4	Its obligations under this agreement are legal, valid, binding and enforceable in accordance with its terms.

9.5	It is not necessary to file, record or enrol this agreement with any court or other authority or pay any stamp, registration or similar taxes relating to this agreement or the transactions contemplated by this agreement.

9.6	No Event of Default or Potential Event of Default has occurred or is continuing, or is reasonably likely to result from making the Loan or the entry into, the performance of, or any transaction contemplated by this agreement.

9.7	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination thereof, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on the Borrower or to which any of its assets is subject which has or is reasonably likely to have a material adverse effect on its business, assets or condition or ability to perform its obligations under this agreement.

9.8	No litigation, arbitration or administrative proceedings are taking place, pending or, to the Borrower’s knowledge, threatened against it, any of its directors or any of its assets, which might reasonably be expected to have a material adverse effect on its business, assets or condition, or its ability to perform its obligations under this agreement.

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9.9	The information, in written or electronic format, supplied by the Borrower, or on its behalf, to the Lender in connection with the Facility and this agreement was, at the time it was supplied or at the date it was stated to be given (as the case may be) having made all due enquiry:

9.9.1	if it was factual information, complete, true and accurate in all material respects;

9.9.2	if it was a financial projection or forecast, prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair and made on reasonable grounds; and

9.9.3	if it was an opinion or intention, made after careful consideration and was fair and made on reasonable grounds; and

9.9.4	not misleading in any material respect, nor rendered misleading by a failure to disclose other information,

except to the extent that it was amended, superseded or updated by more recent information supplied by, or on behalf of, the Borrower to the Lender.

9.10	Each of the representations and warranties in this clause 9 is deemed to be repeated by the Borrower on:

9.10.1	the date of the request to draw down the Loan;

9.10.2	the date that the Loan is actually drawn down; and

9.10.3	each date immediately succeeding the date on which interest is paid under this agreement in accordance with clause 5.1,

by reference to the facts and circumstances existing on each such date.

10.	Covenants

The Borrower covenants with the Lender that, as from the date of this agreement until all its liabilities under this agreement have been discharged:

10.1	It will deliver to the Lender:

10.1.1	promptly, all notices or other documents dispatched by the Borrower to its shareholders (or any class of them) or to its creditors generally; and

10.1.2	promptly such financial or other information as the Lender may, from time to time, reasonably request relating to the Borrower or its business.

10.2	It will promptly, after becoming aware of them, notify the Lender of any litigation, arbitration or administrative proceedings or claim of the kind described in clause 9.8.

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10.3	It will promptly obtain all consents or authorisations under any law or regulation (and do all that is needed to maintain them in full force and effect) to enable it to perform its obligations under this agreement and to ensure the legality, validity, enforceability and admissibility in evidence of this agreement in its jurisdiction of incorporation.

10.4	It will procure that any of its unsecured and unsubordinated obligations and liabilities under this agreement rank, and will rank, at least pari passu in right and priority of payments with all its other unsecured and unsubordinated obligations and liabilities, present or future, actual or contingent, except for those obligations and liabilities mandatorily preferred by law of general application to companies.

10.5	It will comply, in all respect, with all laws, if failure to do so has or is likely to have a material adverse effect on its business, assets or condition, or its ability to perform its obligations under this agreement.

10.6	It will notify the Lender of any Potential Event of Default or Event of Default (and the steps, if any, being taken to remedy it) promptly on becoming aware of its occurrence.

10.7	If the Lender is obliged for any reason to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower will, promptly on the request of the Lender, supply (or procure the supply of) such documentation and other evidence as is reasonably requested in order for the Lender to be able to carry out, and be satisfied that it has complied with, all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this agreement.

10.8	It will carry on and conduct its business in a proper and efficient manner and will not make any change to the general nature or scope of its business as carried on at the date of this agreement.

10.9	It will not:

10.9.1	create, or permit to subsist, any security on or over any of its assets;

10.9.2	sell, transfer or otherwise dispose of any of its assets on terms whereby such assets are or may be leased to or re-acquired or acquired by it; or

10.9.3	sell, transfer or otherwise dispose of any of its receivables on recourse terms; or

10.9.4	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

10.9.5	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Borrowed Money or of financing the acquisition of an asset.

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10.10	It will not sell, assign, lease, transfer or otherwise dispose of in any manner (or purport to do so) all or any part of, or any interest in, its assets other than:

10.10.1	trading stock in the ordinary course of its business;

10.10.2	assets exchanged for other assets comparable or superior as to type, value and quality; and

10.10.3	assets whose market value is worth less than £5,000 (or its equivalent in another currency or currencies) in any financial year.

10.11	It will not incur or permit to subsist, any obligation for Borrowed Money.

11.	Events of Default

Each of the events or circumstances set out in this clause 11 (other than clause 11.16) is an Event of Default.

11.1	The Borrower fails to pay any sum payable by it under this agreement, unless its failure to pay is caused solely by an administrative error or technical problem and payment is made within three Business Days of its due date.

11.2	The Borrower fails (other than by failing to pay), to comply with any provision of this agreement and (if the Lender considers, acting reasonably, that the default is capable of remedy), such default is not remedied within 14 Business Days of the earlier of:

11.2.1	the Lender notifying the Borrower of the default and the remedy required;

11.2.2	the Borrower becoming aware of the default.

11.3	Any representation, warranty or statement made, repeated or deemed made by the Borrower in, or pursuant to, this agreement is (or proves to have been) incomplete, untrue, incorrect or misleading when made, repeated or deemed made.

11.4	If:

11.4.1	any Borrowed Money is not paid when due or within any originally applicable grace period; or

11.4.2	any Borrowed Money becomes due, or capable or being declared due and payable prior to its stated maturity by reason of an event of default (howsoever described);

11.4.3	any commitment for Borrowed Money is cancelled or suspended by a creditor of the Borrower by reason of an event of default (howsoever described); or

11.4.4	any creditor of the Borrower becomes entitled to declare any Borrowed Money due and payable prior to its stated maturity by reason of an event of default (howsoever described).

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11.5	The Borrower stops or suspends payment of any of its debts, or is unable to, or admits its inability to, pay its debts as they fall due.

11.6	The value of the Borrower’s assets is less than its liabilities (taking into account contingent and prospective liabilities).

11.7	A moratorium is declared in respect of any Indebtedness of the Borrower.

11.8	Any action, proceedings, procedure or step is taken for:

11.8.1	the suspension of payments, a moratorium of any Indebtedness, winding up, dissolution, administration or reorganisation (using a voluntary arrangement, scheme of arrangement or otherwise) of the Borrower; or

11.8.2	the composition, compromise, assignment or arrangement with any creditor; or

11.8.3	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets.

11.9	The Borrower commences negotiations, or enters into any composition, compromise, assignment or arrangement, with one or more of its creditors with a view to rescheduling any of its Indebtedness (because of actual or anticipated financial difficulties).

11.10	Any event occurs in relation to the Borrower similar to those in clause 11.6 to clause 11.9 (inclusive) under the laws of any applicable jurisdiction.

11.11	A distress, attachment, execution, expropriation, sequestration or another analogous legal process is levied, enforced or sued out on, or against, the Borrower’s assets.

11.12	Any provision of this agreement is or becomes, for any reason, invalid, unlawful, unenforceable, terminated, disputed or ceases to be effective or to have full force and effect.

11.13	The Borrower repudiates or evidences an intention to repudiate this agreement.

11.14	The Borrower suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a substantial part of its business.

11.15	Any event occurs (or circumstances exist) which, in the reasonable opinion of the Lender, has or is likely to materially and adversely affect the Borrower’s ability to perform all or any of its obligations under, or otherwise comply with the terms of, this agreement.

11.16	On and at any time after the occurrence of an Event of Default the Lender may:

11.16.1	by notice to the Borrower:

(a)	cancel all outstanding obligations of the Lender under this agreement whereupon they shall immediately be cancelled; and/or

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(b)	declare that the Loan (and all accrued interest and all other amounts outstanding under this agreement) is immediately due and payable, whereupon they shall become immediately due and payable.

12.	Set-off

12.1	The Lender may at any time set off any liability of the Borrower to the Lender against any liability of the Lender to the Borrower, whether either liability is present or future, liquidated or unliquidated, and whether or not either liability arises under this agreement. If the liabilities to be set off are expressed in different currencies, the Lender may convert either liability at a market rate of exchange for the purpose of set-off. Any exercise by the Lender of its rights under this clause 12.1 shall not limit or affect any other rights or remedies available to it under this agreement or otherwise.

12.2	The Lender is not obliged to exercise any of its rights under clause 12.1, but if the rights are exercised, the Lender shall promptly notify the Borrower of the set-off that has been made.

13.	Calculations, accounts and certificates

13.1	Any interest, commission or fee under this agreement shall accrue on a day-to-day basis, calculated according to the number of actual days elapsed and a year of 365 days.

13.2	The Lender shall maintain accounts evidencing the amounts owed to it by the Borrower, in accordance with its usual practice. Entries in those accounts shall be prima facie evidence of the existence and amount of the Borrower’s obligations as recorded in them.

13.3	If the Lender issues any certificate, determination or notification of a rate or any amount payable under this agreement, it shall be (in the absence of manifest error) conclusive evidence of the matter to which it relates.

14.	Amendments, Waivers and Consents and Remedies

14.1	No amendment of this agreement shall be effective unless it is in writing and signed by, or on behalf of, each party to it (or its authorised representative).

14.2	A waiver of any right or remedy under this agreement or by law, or any consent given under this agreement, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

14.3	A failure or delay by a party to exercise any right or remedy provided under this agreement or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this agreement. No single or partial exercise of any right or remedy provided under this agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this agreement by the Lender shall be effective unless it is in writing.

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14.4	The rights and remedies provided under this agreement are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

15.	Severance

If any provision (or part of a provision) of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this clause shall not affect the legality, validity and enforceability of the rest of this agreement.

16.	Assignment and transfer

16.1	The Lender may assign any of its rights under this agreement or transfer all its rights or obligations by novation.

16.2	The Borrower may not assign any of its rights or transfer any of its rights or obligations under this agreement.

17.	Counterparts

17.1	This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one agreement.

17.2	Transmission of the executed signature page of a counterpart of this agreement] by fax or email (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this agreement. If either method of delivery is adopted, without prejudice to the validity of this agreement thus made, each party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter.

17.3	No counterpart shall be effective until each party has executed at least one counterpart.

18.	Third party rights

18.1	Except as expressly provided in this agreement, a person who is not a party to this agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

18.2	The rights of the parties to rescind or agree any amendment or waiver under this agreement are not subject to the consent of any other person.

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19.	Notices

19.1	Any notice or other communication given to a party under or in connection with, this agreement shall be:

19.1.1	in writing;

19.1.2	delivered by hand, by pre-paid first-class post or other next working day delivery service or sent by fax; and

19.1.3	sent to:

(a)	the Borrower at:

801 W Adams St, Suite 600, Chicago, IL 60607, United States

Attention: Gary Xiao

with a courtesy copy to:

Palmer & Manuel, PLLC, Campbell Centre One, 8350 N. Central Expressway, Suite 1111, Dallas, TX 75206, United States

Attention: Ron Rohde, Esq.

(b)	the Lender at:

33 St. James’s Square, London, England, SW1Y 4JS

Attention: Wendy Hao

or to any other address or fax number as is notified in writing by one party to the other from time to time.

19.2	Any notice or other communication that the Lender gives to the Borrower under or in connection with, this agreement shall be deemed to have been received:

19.2.1	if delivered by hand, at the time it is left at the relevant address;

19.2.2	if posted by pre-paid first-class post or other next working day delivery service, on the second Business Day after posting; and

19.2.3	if sent by fax, when received in legible form.

19.3	A notice or other communication given as described in clause 19.2.1 or clause 19.2.3 on a day that is not a Business Day, or after normal business hours, in the place it is received, shall be deemed to have been received on the next Business Day.

19.4	Any notice or other communication given to the Lender shall be deemed to have been received only on actual receipt.

19.5	A notice or other communication given under or in connection with this agreement is not valid if sent by email.

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20.	Governing law and jurisdiction

20.1	This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to any conflict or choice of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any other jurisdiction.

20.2	Each party irrevocably agrees that, subject as provided below, any action, litigation, or proceeding of any kind whatsoever against the other party shall commence only within federal court in the state of Delaware. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such court and agrees to bring any such action, litigation, or proceeding on federal court in the state of Delaware. Each party further agrees that a final judgement in any such action, litigation, or proceeding is conclusive and may be enforced in any other jurisdictions by suit on the judgement or in any other manner provided by law. Nothing in this clause shall limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

20.3	The Borrower irrevocably consents to any process in any legal action or proceedings under clause 20.2 being served on it in accordance with the provisions of this agreement relating to service of notices. Nothing contained in this agreement shall affect the right to serve process in any other manner permitted by law.

This agreement has been entered into on the date stated at the beginning of it.

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Schedule 1

Form of Drawdown Request

To: The Lender

Attention: Wendy Hao, Director

Date:

PROFESSIONAL DIVERSITY NETWORK INC

£1,500,000 Revolving Facility Agreement dated [DATE] between [PARTIES] (Revolving Facility Agreement)

We refer to the Revolving Facility Agreement. This is a Drawdown Request. Words and expressions defined in the Revolving Facility Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.

We give you notice that we wish to draw down the following Loan on [DATE]:

Amount: £[AMOUNT]

Drawdown Date: [DATE]

Interest Period: [1 OR 3 OR 6] months

The Loan is to be made available by credit to [ACCOUNT DETAILS].

We confirm that, on today’s date and the proposed Drawdown Date:

1. The representations and warranties are true and correct [in all material respects], and will be true and correct [in all material respects] immediately after the proposed Loan.

2. No Event of Default or Potential Event of Default is continuing or would result from the proposed Loan.

This Drawdown Request is irrevocable.

For and on behalf of

PROFESSIONAL DIVERSITY NETWORK INC

SIGNED BY Gary Xiao	)	/s/ Gary Xiao
on behalf of	)
PROFESSIONAL DIVERSITY	)	CFO
NETWORK INC

SIGNED BY Wendy Haowei	)	/s/ Wendy Haowei
on behalf of	)
GNET TECH HOLDINGS	)	Director
PUBLIC LIMITED COMPANY

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